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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Poniard Pharmaceuticals, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-134480, 333-123672, 333-115497, 333-113706, 333-111344, 333-45398 and 333-35442) on Forms S-3 and in the registration statements (Nos. 333-143965, 333-135861, 333-126209, 333-115729, 333-89476, 333-71368, 333-41764, 333-32583, 33-43860, 33-46317 and 33-87108) on Forms S-8 of Poniard Pharmaceuticals, Inc. of our report dated March 13, 2008, with respect to the consolidated balance sheets of Poniard Pharmaceuticals, Inc. and subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders' equity and comprehensive loss and cash flows, for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting, as of December 31, 2007, which report appears in the December 31, 2007 annual report on Form 10-K of Poniard Pharmaceuticals, Inc. Our report refers to a change in the accounting policy for share-based payments to employees as required by Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" effective January 1, 2006.

/s/ KPMG LLP

Seattle, Washington
March 13, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm